Child, Sullivan & Company

A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

1284   W.  Flint   Meadow   Dr., Suite D, Kaysville, UT 84037          PHONE: (801) 927-1337  FAX: (801) 927-1344

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

China Marketing Media, Inc.

We hereby consent to the use of our report dated May 25, 2005, with respect to the financial statements of Media Challenge Holdings Limited in the Registration Statement of China Marketing Media, Inc. on Form SB-2 to be filed on November 28, 2005.  We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ CHILD, SULLIVAN & COMPANY

Kaysville, Utah

November 28, 2005